EXHIBIT 21

R.R. Donnelley & Sons Company

Subsidiaries as of 2/25/2014

Entity Name	Domestic Jurisdiction	Country
77 Cap General Partner, Inc.	Delaware	United States
77 Capital Partners II., L.P.	Delaware	United States
AGS Custom Graphics, Inc.	Maryland	United States
American Lithographers, Inc.	California	United States
Anderson LA, Inc.	California	United States
Annan & Bird Lithographers, Inc.	New Brunswick	Canada
Apple Graphics, Inc.	California	United States
Asia Printers Group Limited	Cayman Islands	Cayman Islands
Austin Printing Company	Georgia	United States
Automated Graphic Imaging/Copy Center, Inc.	District of Columbia	United States
Automated Graphic Systems, LLC	Maryland	United States
Banta Corporation	Wisconsin	United States
Banta Europe B.V.	Netherlands	Netherlands
Banta Global Turnkey (Shenzhen) Co., Ltd.	China	China
Banta Global Turnkey (Singapore) PTE LTD	Singapore	Singapore
Banta Global Turnkey LLC	Texas	United States
Banta Global Turnkey Ltd. [Ireland]	Ireland	Ireland
Banta Global Turnkey, Ltd. [Scotland]	West Lothian	Scotland
Banta Global Turnkey, s.r.o.	Czech Republic	Czech Republic
Banta Integrated Media-Cambridge, Inc.	Massachusetts	United States
Beijing Donnelley Printing Co., Ltd.	Beijing	China
bigINK Mailing & Fulfillment Company	Kansas	United States
Bowne International Holdings GmbH [In Liquidation]	Switzerland	Switzerland
Bowne International Ltd. [UK]	United Kingdom	United Kingdom
Bowne International, L.L.C.	Delaware	United States
Bridgetown Printing Co.	Oregon	United States
Brightime Ventures Limited	Cayman Islands	Cayman Islands
Byrum Lithographing Co.	Ohio	United States
Cardinal Brands Azteca S.A. de C.V.	Mexico	Mexico
Cardinal Brands Canada Company	Nova Scotia	Canada
Cardinal Brands Fabricacion S.A. de C.V.	Mexico	Mexico
Cardinal Brands Holding LLC	Delaware	United States
CDS Publications, Inc.	Oregon	United States
CGML General Partner, Inc.	Delaware	United States
CGX California Contractors, Inc.	California	United States

Entity Name	Domestic Jurisdiction	Country
CGX Holdings Japan GK	Japan	Japan
CGX Yamagata Japan GK	Japan	Japan
Chas P. Young Company, Inc.	New York	United States
Chas. P. Young Company	Texas	United States
Clear Visions, Inc.	Texas	United States
Columbia Color, Inc.	California	United States
Conover Real Estate LLC	North Carolina	United States
Consolidated Carqueville Printing Company	Illinois	United States
Consolidated Global Group, Inc.	Texas	United States
Consolidated Graphics B.V.	Netherlands	Netherlands
Consolidated Graphics California	California	United States
Consolidated Graphics de Mexico S. de R.L. de CV	Mexico	Mexico
Consolidated Graphics Development Company	Delaware	United States
Consolidated Graphics International, Inc.	Delaware	United States
Consolidated Graphics Management, Ltd.	Texas	United States
Consolidated Graphics Prague s.r.o	Czech Republic	Czech Republic
Consolidated Graphics Print Management Group, Inc.	Delaware	United States
Consolidated Graphics Properties II, Inc.	Texas	United States
Consolidated Graphics Properties, Inc.	Texas	United States
Consolidated Graphics Services, Inc.	Delaware	United States
Consolidated Graphics Technology Services and Solutions, Inc.	Texas	United States
Consolidated Graphics, Inc.	Texas	United States
Copy-Mor, Inc.	Illinois	United States
Courier Printing Company	Tennessee	United States
CP Solutions, Inc.	Oklahoma	United States
Critical Mail Continuity Services Limited	England	England
Cyril-Scott Company, The	Ohio	United States
Data Entry Holdings Limited (Jersey)	Channel Islands	Jersey
Data Entry International Limited (Cyprus)	Cyprus	Cyprus
DEI Group Limited	England	England
Devonshire Appointments Limited	England	England
Devonshire GmbH	Germany	Germany
Devonshire Recruitment Holdings Limited	England and Wales	England
Devonshire Sp. z o.o	Poland	Poland
Direct Color, Inc.	California	United States
Dongguan Donnelley Printing Co., Ltd.	China	China
Donnelley Cochrane Grafica Editora Do Brasil Ltda.	Brazil	Brazil
Eagle Press, Inc.	California	United States
Eastwood Printing Company	Colorado	United States

Entity Name	Domestic Jurisdiction	Country
e-doc Group Pension Scheme Trustee Limited	England	England
edotech Trustee Company Limited	England	England
EGT Printing Solutions, LLC	Michigan	United States
Electric City Printing Company	South Carolina	United States
Emerald City Graphics, Inc.	Washington	United States
Etheridge Company, The	Michigan	United States
Fittje Bros. Printing Co.	Colorado	United States
Frederic Printing Company	Colorado	United States
Garner Printing Company	Iowa	United States
Geyer Printing Company, Inc.	Pennsylvania	United States
Gilliland Printing, Inc.	Kansas	United States
Graphcom, LLC	Georgia	United States
Graphic Communications, Inc.	California	United States
Graphic Technology of Maryland, Inc.	Maryland	United States
Graphics Group, Inc., The	Texas	United States
Graphion, Inc.	California	United States
Gritz-Ritter Graphics, Inc.	Colorado	United States
Grover Printing Company	Texas	United States
GSL Fine Lithographers	California	United States
Gulf Printing Company	Texas	United States
H&N Printing & Graphics, Inc.	Maryland	United States
Heath Printers, Inc.	Washington	United States
Helium, Inc.	Delaware	United States
Hennegan Company, The	Kentucky	United States
Heritage Two, Inc.	Arizona	United States
Hickory Printing Solutions, LLC	North Carolina	United States
High Point Real Estate One LLC	North Carolina	United States
High Point Real Estate Two LLC	North Carolina	United States
Image Systems, LLC	Wisconsin	United States
Impresora Donneco Internacional, S. de R.L. de C.V.	Mexico	Mexico
Inversora Dirkon S.A.	Uruguay	Uruguay
Ironwood Lithographers, Inc.	Arizona	United States
Jackson Group LLC, The	Indiana	United States
Jarvis Press, Inc., The	Texas	United States
John C. Otto Company, Inc., The	Massachusetts	United States
Journalism Online, LLC	Delaware	United States
Kelmscott Communications LLC	Delaware	United States
Keys Printing Company	South Carolina	United States
King Yip (Dongguan) Printing & Packaging Factory Ltd.	China	China

Entity Name	Domestic Jurisdiction	Country
King Yip Packaging (China) Limited	British Virgin Islands	British Virgin Islands
Kohler Assets Subsidiary, LLC	Missouri	United States
Kunshan Donnelley Commercial Co., Ltd	China	China
Lasercom Holdings Limited (in Liquidation)	England	England
LibreDigital, Inc.	Delaware	United States
Lincoln Printing Corporation	Indiana	United States
LLC "R.R. Donnelley"	Moscow	Russian Federation
Maryland Composition.com, Inc.	Maryland	United States
Maximum Graphics, Inc.	Minnesota	United States
Maxwell Graphic Arts, Inc.	New Jersey	United States
McKay Press, Inc., The	Michigan	United States
Mercury Printing Company, LLC	Tennessee	United States
Metropolitan Printing Services, LLC	Indiana	United States
MIG&L Asset Co., LLC	Ohio	United States
Mobility, Inc.	Virginia	United States
Moore (St.Lucia) Ltd	St. Lucia	St. Lucia
Moore Business Forms Holdings UK Limited	United Kingdom	United Kingdom
Moore Business Forms Limited (in liquidation)	United Kingdom	United Kingdom
Moore Canada Corporation	Nova Scotia	Canada
Moore Chile, S.A.	Chile	Chile
Moore de Venezuela SA	Venezuela	Venezuela
Moore International B.V.	Netherlands	Netherlands
Moore Paragon (Caribbean) Limited	Barbados	Barbados
Moore Response Marketing BVBA (in liquidation)	Belgium	Belgium
Moore Response Marketing GmbH	Germany	Germany
Moore Response Marketing Ltd (in liquidation)	United Kingdom	United Kingdom
Moore Trinidad Ltd	Trinidad	Trinidad And Tobago
Mount Vernon Printing Company	Maryland	United States
Multiple Images Printing, Inc.	Illinois	United States
Nies/Artcraft, Inc.	Missouri	United States
Noble World Printing (Holdings BVI) Limited	British Virgin Islands	British Virgin Islands
OfficeTiger BV	Netherlands	Netherlands
OfficeTiger Global Real Estate Services Inc.	Delaware	United States
OfficeTiger Holdings Inc.	Delaware	United States
OfficeTiger LLC	Delaware	United States
PBM Graphics, Inc.	North Carolina	United States
PCA, LLC	Maryland	United States
PGH Company	Delaware	United States
Piccari Press, Inc.	Pennsylvania	United States

Entity Name	Domestic Jurisdiction	Country
Pikes Peak Lithographing Co., The	Colorado	United States
Precision Litho, Inc.	California	United States
Pride Printers, Inc.	Massachusetts	United States
Printery, Inc., The	Wisconsin	United States
Printing Control Services Incorporated	Washington	United States
Printing, Inc.	Kansas	United States
R R Donnelley Outsource (Private) Limited	Sri Lanka	Sri Lanka
R. R. Donnelley (Europe) LLC	Delaware	United States
R. R. Donnelley (Mauritius) Holdings Ltd	Mauritius	Mauritius
R. R. Donnelley (Santiago) Holdings LLC	Delaware	United States
R. R. Donnelley (U.K.) Directory Limited	United Kingdom	United Kingdom
R. R. Donnelley (U.K.) Limited	United Kingdom	United Kingdom
R. R. Donnelley Argentina, S.A.	Argentina	Argentina
R. R. Donnelley Asia Printing Solutions Limited	Hong Kong	Hong Kong
R. R. Donnelley Business Communication Services Limited	England	England
R. R. Donnelley Chile Limitada	Chile	Chile
R. R. Donnelley de Costa Rica, S.A.	Costa Rica	Costa Rica
R. R. Donnelley de Guatemala, S.A.	Guatemala	Guatemala
R. R. Donnelley de Honduras, S.A. de C.V.	Honduras	Honduras
R. R. Donnelley de Mexico S. de R.L. de C.V.	Mexico	Mexico
R. R. Donnelley Deutschland GmbH	Frankfurt/Main	Germany
R. R. Donnelley Document Solutions (Austria) GmbH	Austria	Austria
R. R. Donnelley Document Solutions (Germany) GmbH	Germany	Germany
R. R. Donnelley Document Solutions (Ireland) Limited	Ireland	Ireland
R. R. Donnelley Document Solutions (Switzerland) GmbH	Switzerland	Switzerland
R. R. Donnelley Document Solutions Sp. z.o.o.	Poland	Poland
R. R. Donnelley El Salvador, S.A. de C.V.	El Salvador	El Salvador
R. R. Donnelley Europe B.V.	Netherlands	Netherlands
R. R. Donnelley Europe Sp. z o.o	Poland	Poland
R. R. Donnelley Financial Asia Limited (In Liquidation)	Hong Kong	Hong Kong
R. R. Donnelley Global Document Solutions Limited (in liquidation)	England	England
R. R. Donnelley Global Turnkey Solutions Poland, Sp. z.o.o	Poland	Poland
R. R. Donnelley Global, Inc	Delaware	United States
R. R. Donnelley Holdings C.V.	Netherlands	Netherlands
R. R. Donnelley Holdings Mexico, S. de R.L. de C.V.	Mexico	Mexico
R. R. Donnelley Hungary Printing and Trading Limited Liability Company	Hungary	Hungary
R. R. Donnelley Imprimerie Nationale Document Solutions SAS	France	France
R. R. Donnelley Latin America L.L.C.	Delaware	United States
R. R. Donnelley Limited	United Kingdom	United Kingdom

Entity Name	Domestic Jurisdiction	Country
R. R. Donnelley Luxembourg SARL	Luxembourg	Luxembourg
R. R. Donnelley Netherlands B.V.	Netherlands	Netherlands
R. R. Donnelley Print & Media Services Limited (in liquidation)	England	England
R. R. Donnelley Printing (France) SARL	France	France
R. R. Donnelley Printing Company	Delaware	United States
R. R. Donnelley Publishing India Private Limited	India	India
R. R. Donnelley Receivables, Inc.	Nevada	United States
R. R. Donnelley Roman Financial Limited	Hong Kong	Hong Kong
R.R. Donnelley de Puerto Rico, Corp.	Puerto Rico	United States
R.R. Donnelley Holdings B.V.	Netherlands	Netherlands
R.R. Donnelley Operaciones, S. de R.L. de C.V.	Mexico	Mexico
Roman Financial Press (Holdings) Limited	British Virgin Islands	British Virgin Islands
RR Donnelley (Chengdu) Printing Co., Ltd.	Chengdu	China
RR Donnelley (China) Holding Co., Ltd.	China	China
RR Donnelley (Shanghai) Commercial Co., Ltd.	China	China
RR Donnelley (Shanghai) Information Technology Co., Ltd.	Shanghai	China
RR Donnelley Alabuga LLC	Republic of Tatarstan	Russian Federation
RR Donnelley Asia Printing Solutions Limited Taiwan Branch	China	China
RR Donnelley Belgium BVBA	Belgium	Belgium
RR Donnelley Document Solutions (Netherlands) B.V.	Netherlands	Netherlands
RR Donnelley Document Solutions SAS	France	France
RR Donnelley Editora e Grafica Ltda.	Brazil	Brazil
RR Donnelley Electronics (Suzhou) Co., Ltd.	Jiangsu Province	China
RR Donnelley Financial Comunicaçao Corporativa Ltda.	Brazil	Brazil
RR Donnelley Financial Ireland Limited	Ireland	Ireland
RR Donnelley Financial, Inc.	Delaware	United States
RR Donnelley Finland Oy	Finland	Finland
RR Donnelley Global Business Process Outsourcing Limited	England	England
RR Donnelley Global Document Solutions Group Limited	United Kingdom	United Kingdom
RR Donnelley Global Turnkey Solutions (Kunshan) Co., Ltd.	China	China
RR Donnelley Global Turnkey Solutions Limited	Ireland	Ireland
RR Donnelley Global Turnkey Solutions Mexico, S. de R.L. de C.V.	Mexico	Mexico
RR Donnelley Holdings Venezuela, S.A.	Venezuela	Venezuela
RR Donnelley India Outsource Private Limited	Chennai	India
RR Donnelley International de Mexico, S.A. de C.V.	Mexico	Mexico
RR Donnelley Italy S.r.l.	Italy	Italy
RR Donnelley Japan, Inc.	Tokyo	Japan
RR Donnelley Korea Electronic Solution LLC	Korea	Korea, Republic Of
RR Donnelley Logistics Services Worldwide, Inc.	Delaware	United States

Entity Name	Domestic Jurisdiction	Country
RR Donnelley Philippines Inc.	Philippines	Philippines
RR Donnelley Singapore Pte Ltd.	Singapore	Singapore
RR Donnelley Spain, S.L.	Spain	Spain
RRD BPO Holdings Limited	England	England
RRD Canada Financial Company	Nova Scotia	Canada
RRD Dutch Holdco, Inc.	Delaware	United States
RRD Financial of New York City, L.L.C.	New York	United States
RRD GDS Holdings (Europe) Limited	England	England
RRD GDS Limited	United Kingdom	United Kingdom
RRD Holdings C.V.	Netherlands	Netherlands
RRD Netherlands LLC	Delaware	United States
RRD PM Holdings Limited (in liquidation)	England	England
RRD Secaucus Financial, Inc.	New York	United States
RRD SSC Europe BVBA	Belgium	Belgium
RRD Starachowice sp. z o.o.	Poland	Poland
Rush Press, Inc.	California	United States
S & S Graphics Property, LLC	Delaware	United States
S & S Graphics, LLC	Maryland	United States
Serco Forms, LLC	Kansas	United States
Shanghai Donnelley PreMedia Technology Co., Ltd.	Shanghai	China
Shenzhen Donnelley Printing Co., Ltd.	China	China
Sierra Industrial S. de R.L. de C.V.	Mexico	Mexico
SnapShotU, LLC	Texas	United States
South China Printing (Holdings) Ltd.	Cayman Islands	Cayman Islands
South China Printing Company Limited	Hong Kong	Hong Kong
Spangler Graphics Property, LLC	Kansas	United States
Spangler Graphics, LLC	Kansas	United States
StorterChilds Printing Co., Inc.	Florida	United States
Superb Printing Company	Texas	United States
Superior Colour Graphics, Inc.	Michigan	United States
Tewell Warren Printing Company	Colorado	United States
Theo. Davis Sons, Incorporated	North Carolina	United States
Thousand Oaks Printing & Specialties, Inc.	California	United States
Tucker Printers, Inc.	Texas	United States
Tursack Incorporated	Pennsylvania	United States
Valcour Printing, Inc.	Missouri	United States
Valiant Packaging (Holdings) Limited	British Virgin Islands	British Virgin Islands
Veritas Document Solutions, LLC	Delaware	United States
Von Hoffmann Holdings LLC	Delaware	United States

Entity Name	Domestic Jurisdiction	Country
Von Hoffmann LLC	Delaware	United States
Walnut Circle Press, Inc.	North Carolina	United States
Watermark Press, Ltd.	California	United States
Wentworth Corporation	South Carolina	United States
Western Lithograph Company	Texas	United States
Westland Printers, Inc.	Maryland	United States
Wetzel Brothers, LLC	Wisconsin	United States
Woodridge Press, Inc.	California	United States
work-bench co-op LLC	Delaware	United States
work-bench ventures I, LLC	Delaware	United States